Exhibit 99.1

Kirkland’s Home Appoints Mike Madden as Chief Financial Officer

- Former Kirkland’s Executive Returns to Help Lead Next Chapter of Transformation -

NASHVILLE, Tenn. (August 9, 2022) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, has appointed Mike Madden as chief financial officer (“CFO”), effective September 1, 2022.

Madden brings to Kirkland’s Home over 15 years of executive level experience in both the retail and real estate industries. Most recently, he served as CFO at Priam Properties, a private real estate investment firm that focuses on multi-tenant office properties across high-growth markets in the U.S. Prior to his role at Priam Properties, Madden spent over 18 years serving Kirkland’s Home in various senior leadership and executive roles, where he was responsible for leading many notable initiatives and acquired extensive knowledge of all aspects of the Company’s business.

“We are pleased to welcome Mike to Kirkland’s Home to lead the finance side of our organization during this transformative period,” said Steve “Woody” Woodward, president and CEO of Kirkland’s Home. “Having a proven executive with extensive financial prowess will be invaluable as we continue to navigate the current macroeconomic challenges . As a veteran of the Company, Mike brings a high level of familiarity with our accounting and financial controls, along with the broader operations, that we feel is critical for a swift and seamless transition into the role of CFO. We are confident that he will be a stabilizing force for our overall team and integral to our transformation efforts as we embark on the next chapter of our journey.”

Commenting on his appointment, Madden stated: “I am eager to join the team at Kirkland’s Home. I believe that with the substantial progress the Company has made in recent years there is an opportunity to unlock significant value and position Kirkland’s Home as a leader in our niche of the home décor industry. Through my past experience with the Company, I have a deep understanding of the organization and I feel well equipped to hit the ground running on day one. I look forward to leading our finance operations to further develop and execute our growth strategy, with the goal of realizing long-term value for our shareholders.”

Prior to Madden’s first stint at Kirkland’s Home, he was the assistant controller at Trammell Crow Company, which is an independently operated subsidiary of CBRE, the world’s largest real estate services firm. Madden also previously served as a manager in assurance and business advisory services at PricewaterhouseCoopers LLP, where he worked with public and private clients operating in the retail and consumer products industries. Madden holds a bachelor’s degree in accounting from the University of Memphis.

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home furnishings in the United States, currently operating 355 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s Home actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its short-term and long-term objectives including its brand transformation, the timing of normalized macroeconomic conditions from the impacts of global geopolitical unrest and the COVID-19 pandemic on the Company’s revenues, inventory and supply chain, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s Home specific market areas, inflation, fluctuations in cost and availability of inventory, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s Home or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s Home filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 25, 2022 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, Kirkland’s Home disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Contact: Kirkland’s Home Gateway Group, Inc.

Anna Wilhoit Cody Slach and Cody Cree

(615) 872-4800 KIRK@gatewayir.com

(949) 574-3860